SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported) May 15, 2002

COVENTRY HEALTH CARE, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-16477	52-2073000

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817
(Address of principal executive offices) (Zip Code)

(301)581-0600
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

ITEM 4. CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANT.

     Pursuant to a recommendation by the Audit Committee of the Board of Directors of Coventry Health Care, Inc. (“Coventry”) and approval by the Board of Directors, effective May 15, 2002, the Company dismissed Arthur Andersen LLP as the Company’s independent public accountants and has engaged Ernst & Young to serve as the Company’s independent public accountants for the fiscal year ending December 31, 2002.

     Arthur Andersen’s reports on Coventry’s consolidated financial statements for each of the past two years ended December 31, 2000 and December 31, 2001 did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principles.

     During the two most recent fiscal years ended December 31, 2001 and 2000, and through the date of this Form 8-K, there were no disagreements with Arthur Andersen on any matter of accounting principle or practice, financial statement disclosure, or auditing scope or procedure which, if not resolved to Arthur Andersen’s satisfaction, would have caused them to make reference to the subject matter in connection with their report on Coventry’s consolidated financial statements for such years; and there were no reportable events as defined in Item 304(a)(1)(v) of Regulation S-K.

     Coventry provided Arthur Andersen with a copy of the foregoing disclosures. Attached as Exhibit 16 is a copy of Arthur Andersen’s letter, dated May 15, 2002, stating its agreement with such statements.

     During the two most recent fiscal years ended December 31, 2001 and 2000, and through the date of this Form 8-K, Coventry did not consult Ernst & Young with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on Coventry’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

     c)  Exhibits

Exhibit No.	Description of Exhibit

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 15, 2002
99.1	Press Release dated May 15, 2002

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Dale B. Wolf

Dale B. Wolf
Executive Vice President, Chief Financial Officer and Treasurer

Dated: May 15, 2002

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

16	Letter from Arthur Andersen LLP to the Securities and Exchange Commission dated May 15, 2002
99.1	Press Release dated May 15, 2002